Exhibit 10.4

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

made by

INNOVATIVE FOOD HOLDINGS, INC.,

a Florida corporation,

as Mortgagor

to

MAPLEMARK BANK

as Mortgagee

Dated as of: June 6, 2022

LOCATION OF PROPERTY:

2528 South 27th Avenue

Broadview, IL 60155

Permanent Index Number (PIN): 15-21-202-066-0000

Mortgagor Tax ID: 20-1167761

PREPARED BY AND AFTER
RECORDING RETURN TO:

Frost Brown Todd LLC

2101 Cedar Springs Road, Suite 900

Dallas, Texas 75201

Attention: Ed McQueen

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT, AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING (this "Mortgage") is made as of June 6, 2022, by INNOVATIVE FOOD HOLDINGS, INC., a Florida corporation, whose mailing address is 28411 Race Track Road, Bonita Springs, FL 34135 ("Mortgagor"), to and for the benefit of MAPLEMARK BANK, whose mailing address is 4143 Maple Ave., Suite 100, Dallas, Texas 75219, together with its successors and assigns (collectively, "Mortgagee").

1.    Grant and Secured Obligations.

1.1    Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 below, Mortgagor hereby irrevocably and unconditionally grants, bargains, sells, assigns, mortgages, warrants, transfers, pledges and conveys to Mortgagee a mortgage lien on, pledge of, and security interest in and to the following property, rights, interests, and estates now owned or hereafter acquired by Mortgagor to the full extent of Mortgagor's right, title, and interest therein, including hereafter acquired rights, interests, and properties, and all products and proceeds thereof and additions and accessions thereto (all or any part of such property, or any interest in all or any part of it, as the context may require, collectively, the "Property"):

(a)    The real property located in Cook County, State of Illinois, as described in Exhibit A attached hereto and made a part hereof, together with all existing and future easements and rights affording access to it (the "Premises"); together with

(b)    All buildings, structures and improvements now located or later to be constructed on the Premises (the "Improvements"); together with

(c)    All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulfur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements; together with

(d)    All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions ("Leases") relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such Leases; together with

(e)    All real property and improvements on it, and all appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements; together with

(f)    All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting,

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refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Mortgage; together with

(g)    All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements; together with

(h)    All of Mortgagor's interest in and to all operating accounts, the Loan funds, whether disbursed or not, all reserves set forth in the Budget, and any other bank accounts of Mortgagor; together with

(i)    All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Mortgagor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Mortgagee), which arise from or relate to construction on the Premises or to any business now or later to be conducted on it, or to the Premises and Improvements generally and any builder's or manufacturer's warranties with respect thereto; together with

(j)    All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(k)    All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory ("Books and Records"); together with

(l)    All other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions) (the "Personalty"); together with

(m)    Any and all of the foregoing which are now owned or hereafter acquired by Mortgagor, including any which is now or hereafter situated in, on, or about the Premises; together with

(n)    All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

WITH RESPECT to any portion of the Property which is not real estate under the laws of the State in which the Property is located, Mortgagor hereby grants, bargains, sells, and conveys the same

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to Mortgagee for the purposes set forth hereunder and Mortgagee shall be vested with all rights, power, and authority granted hereunder or by law to Mortgagee with respect thereto.

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns forever.

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Secured Obligations at the time and in the manner provided in the Loan Documents, and shall abide by and comply with each and every covenant and condition set forth in the Loan Documents, these presents and the estate hereby granted shall terminate.

Capitalized terms used above and elsewhere in this Mortgage without definition have the meanings given them in the Loan Agreement referred to in Subsection 1.2(a)(iii) below. Definitions contained in this Mortgage which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Mortgage contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Mortgage.

1.2    Secured Obligations.

(a)    Mortgagor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the "Secured Obligations") in any order of priority that Mortgagee may choose:

(i)    Payment of all obligations at any time owing under the promissory note (collectively with any other promissory note executed by Mortgagor in favor of Mortgagee, as may be amended from time to time, the "Notes") bearing even date herewith, payable by Mortgagor as maker in the aggregate stated principal amount of $2,680,000.00 to the order of Mortgagee; and

(ii)    Payment and performance of all obligations of Mortgagor under this Mortgage, as may be amended from time to time; and

(iii)    Payment and performance of all obligations of Mortgagor under a Loan Agreement bearing even date herewith between Mortgagor as "Borrower" and Mortgagee as "Bank" (as may be amended from time to time, the "Loan Agreement"); and

(iv)    Payment and performance of any obligations of Mortgagor under any Loan Documents which are executed by Mortgagor; and

(v)    Payment and performance of all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties' agreement that the advance or obligation be secured by this Mortgage; and

(vi)    Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

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(b)    All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Note or the Loan Agreement which permit borrowing and repayment, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

(c)    Some of the Secured Obligations may bear interest at a variable rate.

2.    Assignment of Leases and Rents.

2.1    Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Note, the receipt and sufficiency of which are hereby acknowledged and confessed, Mortgagor does hereby absolutely and unconditionally assign to Mortgagee all of its right, title and interest in and to all current and future Leases, and Mortgagor hereby grants unto Mortgagee a first lien security interest in and to any and all rents, revenues, income, profits, or other deposits in connection with the Leases and/or the Property, without deductions or offsets of any kind (collectively, the "Rents"), and all proceeds from the sale, cancellation, surrender or other disposition of the Leases, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment, and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Subsection 2.1, Mortgagee grants to Mortgagor a revocable license to operate and manage the Property and to collect the Rents. Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due with respect to the Secured Obligations, in trust for the benefit of Mortgagee for use in the payment of such sums. Upon the occurrence of an Event of Default, the license granted to Mortgagor herein shall be automatically revoked and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon the revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Secured Obligations in such priority and proportion as Mortgagee in its discretion shall deem proper. It is further the intent of Mortgagor and Mortgagee that the Rents hereby absolutely assigned are no longer, during the term of this Mortgage, property of Mortgagor or property of any estate of Mortgagor as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Mortgagor.

2.2    Lease Restrictions. All Leases executed after the date of this Mortgage shall provide that such Leases are subordinate to this Mortgage and that the lessees thereunder agree to attorn to Mortgagee; provided, however, that nothing herein shall affect Mortgagee's right to designate from time to time any one or more Leases as being superior to this Mortgage, and Mortgagor shall execute and deliver to Mortgagee, and shall cause to be executed and delivered to Mortgagee from each tenant under such Lease, any instrument or agreement as Mortgagee may deem necessary to make such Lease superior to this Mortgage. Upon request, Mortgagor shall promptly furnish Mortgagee with executed copies of all Leases. Mortgagor shall not, without the prior consent of Mortgagee, (i) lease all or any part of the Property, (ii) alter or change the terms of any Lease or cancel or terminate, abridge or otherwise modify the terms of any Lease, (iii) consent to any assignment of or subletting under any Lease not in accordance with its terms, (iv) cancel, terminate, abridge or otherwise modify any guaranty of any Lease or the terms thereof, (v) collect or accept prepayments of installments of Rents for a period of more than one (1)

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month in advance, or (vi) further assign the whole or any part of the Leases or the Rents. With respect to each Lease, Mortgagor shall (a) observe and perform each and every provision thereof on the lessor's part to be fulfilled or performed under each Lease and not do or permit to be done anything to impair the value of the Lease as security for the Loan, including surrender or voluntary termination of any Lease, (b) promptly send to Mortgagee copies of all notices of default which Mortgagor shall send or receive thereunder, (c) enforce all of the terms, covenants and conditions contained in such Lease upon the lessee's part to be performed, short of termination thereof, (d) execute and deliver, at the request of Mortgagee, all such further assurances, confirmations and assignments in connection with the Property as Mortgagee shall, from time to time, require, and (e) upon request, furnish Mortgagee with executed copies of all Leases. Upon the occurrence of any Event of Default under this Mortgage, Mortgagor shall remit monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, any and all Rents collected under any Lease, plus the fair and reasonable rental value for the use and occupation of the Property or part of the Property as may be occupied by Mortgagor or any one Mortgagor and, upon default in any such payment, Mortgagor shall vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise. All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks as may be reasonably satisfactory to Mortgagee. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any legal requirements, name Mortgagee as payee or Mortgagee thereunder (or at Mortgagee's option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Property, to be held by Mortgagee subject to the terms of the Leases. Notwithstanding the license granted to Mortgagee in this Subsection 2.2, if any Lease is terminated (including, without limitation, a voluntary termination of the Lease approved by Mortgagee and a termination or rejection of a Lease in a bankruptcy or other similar proceeding) and in connection with such termination or rejection there is the payment of (1) a lump sum settlement, (2) a termination fee, premium or penalty, or (3) any other amount or amounts paid in conjunction with such termination, including retention by Mortgagee of any security deposit or the proceeds of any letter of credit given as a security deposit (collectively and singly, the "Termination Amount"), then, in such event, whether or not Mortgagor is in default under the Note, the Mortgage, any other loan document, or any Lease, the Termination Amount shall be payable directly to Mortgagee and, at Mortgagee's option, may be (x) applied to outstanding Secured Obligations, or (y) held by Mortgagee as additional collateral securing the Note until a new Lease or other collateral acceptable to Mortgagee in its reasonable discretion is substituted for the terminated Lease. Nothing herein shall be deemed approval by Mortgagee of the termination of any Lease or the payment of any Termination Amount.

2.3    Receipt of Rents. Neither this grant nor the receipt of Rents by Mortgagee (except to the extent, if any, that Mortgagee actually receives and applies such Rents to the indebtedness) shall effect a pro tanto payment of the Secured Obligations. Rents actually received by Mortgagee shall be applied by Mortgagee as provided in Section 2.4 below. Mortgagee shall not be deemed to have received Rents or to have applied Rents to the Secured Obligations until the money is actually received by Mortgagee at its principal office in Dallas, Texas, or at such other place as Mortgagee shall designate in writing. Mortgagee shall not apply Rents to the Secured Obligations after foreclosure or any other transfer of all or any part of the Property to Mortgagee or any other third party.

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2.4    Collection and Application of Rents. Rents received by Mortgagee for any period prior to foreclosure under this Mortgage or acceptance of a deed in lieu of foreclosure shall be applied by Mortgagee to the payment of the following (in the order and priority as Mortgagee determines): (a) all operating expenses; (b) all expenses incident to taking and retaining possession of the Property and/or collecting Rent as it becomes due and payable; and (c) the Secured Obligations. The Secured Obligations will not be reduced under this Section 2.4 except to the extent, if any, that Mortgagee actually receives and applies any Rents to the Secured Obligations in accordance with the preceding sentence. Without impairing its rights hereunder, Mortgagee may, at its option, at any time and from time to time, release to Mortgagor any Rents so received by Mortgagee. At any time during which Mortgagor is receiving Rents directly from any of the lessees under the Leases, Mortgagor shall, upon receipt of written direction from Mortgagee, make demand and sue for all Rents due and payable under any Leases, as directed by Mortgagee, as it becomes due and payable, including Rents which are past due and unpaid. If Mortgagor fails to take such action, or at any time during which Mortgagor is not receiving Rents directly from lessees under the Leases, Mortgagee shall have the right (but shall be under no duty) to demand, collect and sue for, in its own name or in the name of Mortgagor, all Rents due and payable under the Leases, as it becomes due and payable, including Rents which are past due and unpaid.

2.5    Mortgagee Not Responsible. Under no circumstances shall Mortgagee have any duty to produce Rents from the Property. Regardless of whether or not Mortgagee, in person or by agent, takes actual possession of the Premises and Improvements, unless Mortgagee agrees in writing to the contrary, Mortgagee is not and shall not be deemed to be:

(a)    A "Mortgagee in possession" for any purpose; or

(b)    Responsible for performing any of the obligations of the lessor under any Lease; or

(c)    Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d)    Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

3.    Grant of Security Interest.

3.1    Security Agreement. This Mortgage (a) shall be construed as a Mortgage on real property, and (b) shall also constitute and serve as a "Security Agreement" on personal property within the meaning of, and shall constitute until the grant of this Mortgage shall terminate as provided herein, a first and prior security interest under the Uniform Commercial Code, as amended from time to time, and in effect in the State of Illinois ("UCC") as to property within the scope thereof and in the state where the Property is located with respect to Personalty, fixtures, contracts, and Leases. To this end, Mortgagor grants to, has granted, bargained, conveyed, assigned, transferred, and set over, and by these presents does grant, bargain, convey, assign, transfer and set over, unto Mortgagee, a first and prior security interest and all of Mortgagor's right, title and interest in, to, under and with respect to personalty, fixtures, contracts, and Leases to secure the full and timely payment of the indebtedness and the full and timely performance and discharge of the Secured Obligations. It is the intent of Mortgagor and Mortgagee that this Mortgage encumber all Leases and that all items contained in the definition of "Leases" which are included within the UCC be covered by the security interest granted in this Article 3; and all items contained in the definition of "Leases" which are excluded from the UCC be covered by the provisions of Article 1.

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3.2    Financing Statements. Mortgagor authorizes Mortgagee to file one or more financing statements and such other documents as Mortgagee may from time to time require to perfect or continue the perfection of Mortgagee's security interest in any Property or Rents. As provided in Section 5.9 below, Mortgagor shall pay all fees and costs that Mortgagee may incur in filing such documents in public offices and in obtaining such record searches as Mortgagee may reasonably require. In case Mortgagor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Mortgagor hereby appoints Mortgagee as its true and lawful attorney‑in‑fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

4.    Fixture Filing.

This Mortgage constitutes a financing statement filed as a fixture filing under Article 9 of the UCC, covering any Property which now is or later may become fixtures attached to the Premises or Improvements. For this purpose, the respective addresses of Mortgagor, as debtor, and Mortgagee, as secured party, are as set forth in the preambles of this Mortgage.

5.    Rights and Duties of the Parties.

5.1    Representations and Warranties. Mortgagor represents and warrants that:

(a)    Mortgagor lawfully possesses and holds fee simple title to all of the Premises and Improvements;

(b)    Mortgagor has or will have good title to all Property other than the Premises and Improvements;

(c)    Mortgagor has the full and unlimited power, right and authority to encumber the Property and assign the Leases and the Rents;

(d)    This Mortgage creates a first and prior lien on the Property;

(e)    The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f)    Mortgagor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office except as expressly permitted in the Loan Agreement; and

(g)    Mortgagor's place of business, or its chief executive office if it has more than one place of business, is located at the address specified in the introductory paragraph hereof.

5.2    Taxes, and Assessments. Mortgagor shall pay prior to delinquency all taxes, levies, charges and assessments as set forth in the Loan Agreement.

5.3    Performance of Secured Obligations. Mortgagor shall promptly pay and perform each Secured Obligation in accordance with its terms.

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5.4    Liens, Charges and Encumbrances. Mortgagor shall immediately discharge any lien on the Property which Mortgagee has not consented to in writing.

5.5    Damages and Insurance and Condemnation Proceeds. Mortgagee may elect to collect, retain and apply to the Secured Obligations all proceeds of insurance or condemnation (individually and collectively referred to as “Proceeds”) after deduction of all expenses of collection and settlement, including reasonable out-of-pocket attorneys’ and adjusters’ fees and charges. Any proceeds remaining after repayment of the Secured Obligations shall be paid by Mortgagee to Mortgagor. Notwithstanding anything in this section to the contrary, in the event of any casualty to, or any condemnation of, all or part of the Property, Mortgagee agrees to make available the Proceeds to restoration of the Property if (i) no Event of Default exists, (ii) all Proceeds are initially deposited with Mortgagee, (iii) in Mortgagee’s judgment, the amount of Proceeds available for restoration of the Property (together with any sums or other security acceptable to Mortgagee deposited with Mortgagee by Mortgagor for such purpose) is sufficient to pay the full and complete costs of such restoration, (iv) in Mortgagee’s determination, the Property can be restored to economic viability in compliance with applicable laws, and (vi) in Mortgagee’s determination, such restoration is likely to be completed not later than six (6) months prior to the maturity of the Secured Obligations.

5.6    Maintenance and Preservation of Property.

(a)    Mortgagor shall insure the Property as required by the Loan Agreement and keep the Property in good condition and repair.

(b)    Mortgagor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change or variance in any zoning or other Premises use classification which affects the Property or any part of it, except as permitted or required by the Loan Agreement or with Mortgagee's express prior written consent in each instance.

(c)    If all or part of the Property becomes damaged or destroyed, Mortgagor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Mortgagee agrees to disburse Proceeds or other sums to pay costs of the work of repair or reconstruction.

(d)    Mortgagor shall not commit or allow any act upon or use of the Property which would violate: (i) any applicable Legal Requirements or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property. Mortgagor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Mortgagor on the Property or any part of it under the Loan Agreement.

(e)    Mortgagor shall not commit or allow waste of the Property, including those acts or omissions characterized under the Loan Agreement as waste which arises out of Hazardous Material.

(f)    Mortgagor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

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5.7    Releases, Extensions, Modifications and Additional Security. From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person:

(a)    Release any person liable for payment of any Secured Obligation;

(b)    Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c)    Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d)    Alter, substitute or release any property securing the Secured Obligations;

(e)    Consent to the making of any plat or map of the Property or any part of it;

(f)    Join in granting any easement or creating any restriction affecting the Property; or

(g)    Join in any subordination or other agreement affecting this Mortgage or the lien of it; or

(h)    Release the Property or any part of it.

5.8    Release. When all of the Secured Obligations have been paid in full and all fees and other sums owed by Mortgagor under Section 5.9 of this Mortgage and the other Loan Documents have been received, Mortgagee shall release this Mortgage, the lien created thereby, and all notes and instruments evidencing the Secured Obligations. Mortgagor shall pay any costs of preparation and recordation of such release.

5.9    Compensation, Exculpation, Indemnification.

(a)    Mortgagor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Mortgagee when the law provides no maximum limit, for any services that Mortgagee may render in connection with this Mortgage, including providing a statement of the Secured Obligations or providing the release pursuant to Section 5.8 above. Mortgagor shall also pay or reimburse all of Mortgagee's costs and expenses which may be incurred in rendering any such services. Mortgagor further agrees to pay or reimburse Mortgagee for all costs, expenses and other advances which may be incurred or made by Mortgagee in any efforts to enforce any terms of this Mortgage, including any rights or remedies afforded to Mortgagee under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Mortgage, including attorneys' fees and other legal costs, costs of foreclosure hereunder) and any cost of evidence of title. If Mortgagee, as required by applicable law, chooses to dispose of Property through more than one foreclosure sale, Mortgagor shall pay all costs, expenses, or other advances that may be incurred or made by Mortgagee in each of such foreclosure sales. In any suit to foreclose the lien hereof or enforce any other remedy of Mortgagee under this Mortgage or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for reasonable attorneys' costs and fees (including the costs and fees of paralegals), survey charges,

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appraiser's fees, inspecting engineer's and/or architect's fees, fees for environmental studies and assessments and all additional expenses incurred by Mortgagee with respect to environmental matters (including as necessary to be consistent with ASTM Standard E1527-05 (or any successor thereto)), outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to, the value of or the environmental condition of the Property. All expenditures and expenses of the nature in this Subsection 5.9 mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Mortgage, including the reasonable fees of any attorney (including the costs and fees of paralegals) employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate and shall be secured by this Mortgage.

(b)    Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

(i)    Mortgagee's exercise of or failure to exercise any rights, remedies or powers granted to Mortgagee in this Mortgage;

(ii)    Mortgagee's failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

(iii)    Any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Mortgagee.

Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

(c)    Mortgagor agrees to indemnify Mortgagee from and against, and hold Mortgagee harmless from and against, all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which Mortgagee may suffer or incur (excluding any of the foregoing damages, claims or expenses caused by Mortgagee’s gross negligence or willful misconduct):

(i)    In performing any act required or permitted by this Mortgage or any of the other Loan Documents or by law;

(ii)    Because of any failure of Mortgagor to perform any of its obligations; or

(iii)    Because of any alleged obligation of or undertaking by Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or

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other obligations in any document relating to the Property other than the Loan Documents.

This agreement by Mortgagor to indemnify Mortgagee shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Mortgage.

(d)    Mortgagor shall pay all obligations to pay money arising under this Section 5.9 immediately upon demand by Mortgagee. Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest from the date the obligation arises at the Default Rate.

5.10    Defense and Notice of Claims and Actions. At Mortgagor's sole expense, Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Mortgagee created under it, against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11    Subrogation. Mortgagee shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Mortgagee in accordance with this Mortgage or with the proceeds of any loan secured by this Mortgage.

5.12    Site Visits, Observation and Testing. Mortgagee and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Mortgagee has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Mortgagee, its agents or representatives shall impose any liability on any of Mortgagee, its agents or representatives. In no event shall any site visit, observation or testing by Mortgagee, its agents or representatives be a representation that Hazardous Material are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Material or any other applicable governmental law. Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by any of Mortgagee, its agents or representatives. Neither Mortgagee, its agents or representatives owe any duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Hazardous Material or any other adverse condition affecting the Property. Mortgagee shall give Mortgagor reasonable notice before entering the Property. Mortgagee shall make reasonable efforts to avoid interfering with Mortgagor's use of the Property in exercising any rights provided in this Section 5.12.

5.13    Notice of Change. Mortgagor shall give Mortgagee prior written notice of any change in: (a) the location of its place of business or its chief executive office if it has more than one place of business; (b) the location of any of the Property, including the Books and Records; and (c) Mortgagor's name or business structure. Unless otherwise approved by Mortgagee in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Mortgagor's place of business or chief executive office if Mortgagor has more than one place of business.

6.    Accelerating Transfers, Default and Remedies.

6.1    Accelerating Transfers.

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(a)    "Accelerating Transfer" means any Transfer not expressly permitted under Section 5.12 of the Loan Agreement.

(b)    Mortgagor acknowledges that Mortgagee is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Mortgagor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Mortgagee's reliance, Mortgagor agrees that Mortgagor shall not make any Accelerating Transfer, unless the transfer is preceded by Mortgagee's express written consent to the particular transaction and transferee. Mortgagee may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Mortgagee in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Mortgagee may invoke any rights and remedies provided by Section 6.3 of this Mortgage.

6.2    Events of Default. Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events (some or all, collectively, "Events of Default"; any one singly, an "Event of Default"): an "Event of Default" occurs under the Loan Agreement or any other Loan Document.

6.3    Mortgagee's Remedies Upon Default. Upon the occurrence of an Event of Default, Mortgagee may, at Mortgagee's option, do any one or more of the following:

(a)    Right to Perform Mortgagor's Covenants. If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Secured Obligations, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so advanced or paid by Mortgagee, with interest from the date when paid or incurred by Mortgagee at the Default Rate. No such payment by Mortgagee shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Mortgagee shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Mortgagee may make an advance, or which Mortgagee may pay.

(b)    Right of Entry. Mortgagee may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Property, or any part thereof, and take exclusive possession of the Property and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Property, including without limitation the right to rent the same for the account of Mortgagor and to apply such Rents as provided in Section 6.8 hereof. All such costs, expenses, and liabilities incurred by Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Secured Obligations. If necessary to obtain the possession provided for above, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by Mortgagee pursuant to this subsection, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Property unless such loss is caused by the willful misconduct of Mortgagee, nor

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shall Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY MORTGAGEE FOR, AND TO HOLD MORTGAGEE HARMLESS FROM, ANY AND ALL LIABILITY, LOSS, OR DAMAGE, WHICH MAY OR MIGHT BE INCURRED BY MORTGAGEE UNDER ANY SUCH LEASE OR UNDER OR BY REASON HEREOF OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST MORTGAGEE BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY SUCH LEASE (EXCLUDING ANY LIABILITY, LOSS OR DAMAGE CAUSED BY MORTGAGEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). Should Mortgagee incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon Mortgagee for the control, care, management, leasing, or repair of the Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or by any other parties, or for any dangerous or defective condition of the Property or for any negligence in the management, leasing, upkeep, repair, or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Mortgagor hereby assents to, ratifies, and confirms any and all actions of Mortgagee with respect to the Property taken under this subsection.

(c)    Right to Accelerate. Mortgagee may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Mortgagor and all other parties obligated in any manner whatsoever on the Secured Obligations, declare the entire unpaid balance of the Secured Obligations immediately due and payable, and upon such declaration, the entire unpaid balance of the Secured Obligations shall be immediately due and payable. The failure to exercise any remedy available to Mortgagee shall not be deemed to be a waiver of any rights or remedies of Mortgagee under the Loan Documents, at law or in equity.

(d)    Foreclosure-Power of Sale. Mortgagee may proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(i)    Public Sale. Mortgagee is hereby authorized and empowered to sell or cause to be sold the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of the statute or statutes, if any, governing sales of Illinois real property under powers of sale conferred by mortgages. If there is no statute in force at the time of the sale governing sales of Illinois real property under powers of sale conferred by mortgages, such sale shall comply with applicable law, at the time of the sale, governing sales of Illinois real property under powers of sale conferred by mortgages.

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(ii)    Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, Mortgagee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party's financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the "Questioned Bidder") declines to comply with Mortgagee's requirement in this regard, or if such Questioned Bidder does respond but Mortgagee, in Mortgagee's sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then Mortgagee may continue the bidding with reservation; and in such event (1) shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to Mortgagee, all bids by the Questioned Bidder shall be null and void. Mortgagee may, in Mortgagee's sole and absolute discretion, determine that a credit bid may be in the best interest of Mortgagor and Mortgagee, and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that Mortgagee shall have no obligation to accept any bid except an all cash bid. In the event that Mortgagee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Mortgagee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(iii)    Sale Subject to Unmatured Secured Obligations. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Secured Obligations, Mortgagee may, at Mortgagee's option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Obligations to be due and payable, sell the Property subject to such unmatured Secured Obligations and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Secured Obligations, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Secured Obligations may be made hereunder whenever there is a default in the payment of any installment of the Secured Obligations, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Secured Obligations or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Secured Obligations.

(iv)    Partial Foreclosure. Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid and performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Mortgagee may sell not only the Premises and the Improvements, but also the other interests constituting a part of the Property or any part thereof, along with the Premises and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property.

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(v)    Mortgagee's Deeds. After any sale under this subsection, Mortgagee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Mortgagor, conveying the Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Mortgagor. It is agreed that in any deeds, assignments or other conveyances given by Mortgagee, any and all statements of fact or other recitals therein made as to the identity of Mortgagee, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Secured Obligations, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a receiver, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Mortgagee shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Mortgagor does hereby ratify and confirm any and all acts that Mortgagee may lawfully do in the premises by virtue hereof.

(e)    Mortgagee's Judicial Remedies. Mortgagee may proceed by suit or suits, at law or in equity, to enforce the payment of the Secured Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to Mortgagee with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of Mortgagee.

(f)    Mortgagee's Right to Appointment of Receiver. Mortgagee, as a matter of right and without regard to the sufficiency of the security for repayment of the Secured Obligations, without notice to Mortgagor and without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Property or any part thereof, and of the Rents, and Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(g)    Mortgagee's Uniform Commercial Code Remedies. Mortgagee may exercise its rights of enforcement with respect to fixtures and Personalty, and in conjunction with, in addition to or in substitution for the rights and remedies under the UCC, Mortgagee may and Mortgagor agrees as follows:

(i)    without demand or notice to Mortgagor, enter upon the Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof, or to render it unusable; and

(ii)    Mortgagee may require Mortgagor to assemble the Personalty and make it available at a place Mortgagee designates which is mutually convenient to allow Mortgagee to take possession or dispose of the Personalty; and

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(iii)    written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made shall constitute reasonable notice; and

(iv)    any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the other Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the other Property under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under the UCC; and

(v)    in the event of a foreclosure sale, whether made under the terms hereof, or under judgment of a court, the Personalty and the other Property may, at the option of Mortgagee, be sold as a whole; and

(vi)    it shall not be necessary that Mortgagee take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and

(vii)    prior to application of proceeds of disposition of the Personalty to the Secured Obligations, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys' fees and legal expenses incurred by Mortgagee; and

(viii)    after notification, Mortgagee may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Mortgagee's offices or elsewhere, for cash, on credit, or for future delivery. Mortgagor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees, legal expenses, and all other costs and expenses incurred by Mortgagee in connection with the collection of the Secured Obligations and the enforcement of Mortgagee's rights under the Loan Documents. Mortgagee shall apply the proceeds of the sale of the Personalty against the Secured Obligations in accordance with the provisions of Section 6.7 of this Mortgage. Mortgagor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Personalty are insufficient to pay the Secured Obligations in full. Mortgagor waives all rights of marshalling in respect of the Personalty; and

(ix)    Mortgagee may dispose of the Personalty in its then present condition, has no duty to repair or clean the Personalty prior to sale and may disclaim warranties of title, possession, quiet enjoyment and the like with respect to the Personalty, all without affecting the commercial reasonableness of the sale; and

(x)    any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Secured Obligations, the occurrence of any Event of Default, Mortgagee having declared all or a portion of such Secured Obligations to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by Mortgagee, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

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(xi)    Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

(h)    Rights Relating to Rents. Mortgagor has, pursuant to Section 2 of this Mortgage, granted to Mortgagee a first lien security interest in and to any and all Rents under each of the Leases covering all or any portion of the Property. Mortgagee may at any time, and without notice, either in person, by agent, or by receiver to be appointed by a court, enter and take possession of the Property or any part thereof, and in its own name, sue for or otherwise collect the Rents. All Rents collected by Mortgagee shall be applied as provided for in Section 2.4 of this Mortgage; provided, however, that if the costs, expenses, and attorneys' fees shall exceed the amount of Rents collected, the excess shall be added to the Secured Obligations, shall bear interest at the Default Rate, and shall be immediately due and payable. The entering upon and taking possession of the Property, the collection of Rents, and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance by Mortgagee, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Mortgagee of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Mortgagee shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Mortgage, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Rents, with respect to the Property or any collateral given by Mortgagor to Mortgagee.

(i)    Mortgagee as Purchaser. Mortgagee may be the purchaser of the Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Mortgagee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Mortgagee shall, upon any such purchase, acquire good title to the Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Secured Obligations. Mortgagee, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of Mortgagee's purchase shall be applied in accordance with Section 6.7 of this Mortgage.

6.4    Other Rights of Mortgagee. Should any part of the Property come into the possession of Mortgagee, whether before or after default, Mortgagee may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Property for such time and upon such terms as Mortgagee may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Mortgagee may from time to time deem necessary or desirable) for the purpose of preserving the Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Mortgagee in respect of the Property. Mortgagor covenants to promptly reimburse and pay to Mortgagee on demand, at the place where the Note is payable, the amount of all reasonable expenses (including without limitation the cost of any insurance, Impositions, or other charges) incurred by Mortgagee in connection with Mortgagee's custody, preservation, use, or operation of the Property, together with interest thereon from the date incurred by Mortgagee at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Secured Obligations. It is agreed, however, that the risk of loss or damage to the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by Mortgagee shall not

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be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Mortgagee's possession.

6.5    Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser's ownership, immediate possession of the property purchased, and if Mortgagor or Mortgagor's successors shall hold possession of said property or any part thereof subsequent to foreclosure, Mortgagor and Mortgagor's successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Property so occupied and sold to such purchaser), and anyone occupying such portion of the Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

6.6    Abandonment of Sale. If a foreclosure hereunder is commenced by Mortgagee in accordance with Subsection 6.3(d) hereof, at any time before the sale, Mortgagee may abandon the sale, and Mortgagee may then institute suit for the collection of the Secured Obligations and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Mortgagee should institute a suit for the collection of the Secured Obligations and for a foreclosure of the liens and security interests, Mortgagee may, at any time before the entry of a final judgment in said suit, dismiss the same and require the sale of the Property or any part thereof in accordance with the provisions of this Mortgage.

6.7    Application of Proceeds. Mortgagee shall apply the proceeds of any sale, lease, or other disposition made pursuant to Section 6 in the following manner:

(a)    First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to reimburse Mortgagee under Section 5.9 of this Mortgage;

(b)    Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Mortgagee under the terms of this Mortgage which then remain unpaid;

(c)    Third, to pay all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose; and

(d)    Fourth, to remit the remainder, if any, to the person or persons entitled to it.

6.8    Application of Rents and Other Sums. Mortgagee shall apply any and all Rents collected by it, and any and all sums other than proceeds of a sale, lease, or other disposition of the Property which Mortgagee may receive or collect under Section 6.7 above, in the following manner:

(a)    First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any receiver;

(b)    Second, to pay all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose; and

(c)    Third, to remit the remainder, if any, to the person or persons entitled to it.

Mortgagee shall have no liability for any funds which it does not actually receive.

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6.9    Miscellaneous.

(a)    Discontinuance of Remedies. In case Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

(b)    Other Remedies. In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, Mortgagee shall, in addition, have all other remedies available to it at law or in equity.

(c)    Remedies Cumulative; Non-Exclusive; Etc. All rights, remedies, and recourses of Mortgagee granted in the Note, this Mortgage, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Mortgagor, the Property, or any one or more of them, at the sole discretion of Mortgagee; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Mortgagee exercising or pursuing any remedy in relation to the Property prior to Mortgagee bringing suit to recover the Secured Obligations; and (vi) in the event Mortgagee elects to bring suit on the Secured Obligations and obtains a judgment against Mortgagor prior to exercising any remedies in relation to the Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised at Mortgagee's option.

(d)    Partial Release; Etc. Mortgagee may release, regardless of consideration, any part of the Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Secured Obligations. For payment of the Secured Obligations, Mortgagee may resort to any of the collateral therefor in such order and manner as Mortgagee may elect. No collateral heretofore, herewith, or hereafter taken by Mortgagee shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

(e)    Waiver and Release by Mortgagor. Mortgagor hereby irrevocably and unconditionally waives and releases (to the extent permitted by applicable law): (i) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default or of Mortgagee's exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshaling of assets or a sale in inverse order of alienation.

(f)    No Implied Covenants. Mortgagor and Mortgagee mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Mortgage and the other Loan Documents. All agreed contractual duties are set forth in this Mortgage, the Note, and the other Loan Documents.

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6.10    Waiver of Deficiency Statute.

(a)    Waiver. In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, and to the extent permitted by law, Mortgagor agrees that Mortgagee shall be entitled to seek a deficiency judgment from Mortgagor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale. Mortgagor expressly recognizes that this section constitutes a waiver of any contrary provisions of applicable law which would otherwise permit Mortgagor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Mortgagor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Mortgagor, Guarantor, and others against whom recovery of a deficiency is sought.

(b)    Alternative to Waiver. Alternatively, in the event the waiver provided for in Subsection 6.10(a) above is either not permitted by applicable law or determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale: (i) the Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys' fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in Clause (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years’ experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

7.    The Mortgagee.

7.1    Certain Rights. Mortgagee shall have the right to take any and all of the following actions: (i) to select, employ and consult with counsel upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (ii) to execute any of the terms, provisions, and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys; (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys‑in‑fact, either corporate or individual, not regularly in the employ of Mortgagee (and Mortgagee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney‑in‑fact, if selected with reasonable care, or for any error of judgment or act done by Mortgagee in good faith, or be otherwise responsible or accountable

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under any circumstances whatsoever, except for Mortgagee's gross negligence or bad faith); and (iv) any and all other lawful action that Mortgagee deem necessary or appropriate to protect or enforce Mortgagee's rights hereunder. Mortgagee shall not be personally liable in case of entry by Mortgagee, or anyone entering by virtue of the powers herein granted to Mortgagee, upon the Premises for debts contracted for or liability or damages incurred in the management or operation of the Premises. Mortgagee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Mortgagee hereunder, believed by Mortgagee in good faith to be genuine.

7.2    No Representation by Mortgagee. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Mortgagee pursuant to the Loan Documents, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Mortgagee.

8.    Miscellaneous Provisions.

8.1    Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties' agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property.

8.2    No Waiver or Cure.

(a)    Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee's consent to be obtained in any future or other instance.

(b)    If any of the events described below occurs, that event alone shall not cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Mortgagee or any receiver in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Mortgagee of any tenancy, lease or option, or a subordination of the lien of this Mortgage.

(i)    Mortgagee, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(b).

(ii)    Mortgagee collects and applies Rents as permitted under Sections 2.3 and 6.8 above, either with or without taking possession of all or any part of the Property.

(iii)    Mortgagee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Mortgagee under Section 5.5 above.

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(iv)    Mortgagee makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.12 above.

(v)    Mortgagee receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vi)    Mortgagee or any receiver invokes any right or remedy provided under this Mortgage.

8.3    Powers of Mortgagee.

(a)    If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 5.7 or Subsection 6.3(a) of this Mortgage, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Mortgagee shall not be required to comply with any demand by the original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b)    Mortgagee may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(f) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Mortgage.

(c)    From time to time, Mortgagee may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Mortgage. Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

8.4    Merger. No merger shall occur as a result of Mortgagee's acquiring any other estate in or any other lien on the Property unless Mortgagee consents to a merger in writing.

8.5    Joint and Several Liability. If Mortgagor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Mortgagor's obligations under this Mortgage.

8.6    Applicable Law. IRRESPECTIVE OF THE PLACE OF EXECUTION AND/OR DELIVERY, THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

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8.7    Successors in Interest. The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 8.7 does not waive the provisions of Section 6.1 above.

8.8    Interpretation.

(a)    Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

(b)    The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

(c)    No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. The Exhibits to this Mortgage are hereby incorporated in this Mortgage.

8.9    Reserved.

8.10    Waiver of Statutory Rights. To the extent permitted by law, Mortgagor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so‑called "Moratorium Laws", now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Mortgage. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

8.11    Severability. If any provision of this Mortgage should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Mortgagee may, at its option, declare all Secured Obligations immediately due and payable.

8.12    Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given if delivered in accordance with the terms of the Loan Agreement.

8.13    Future Advances. The total amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby (including disbursements that the Mortgagee may, but shall not be obligated to, make under this Mortgage, the Loan Documents or any other document with respect thereto) at any one time outstanding may be substantially less but shall not exceed $5,000,000, plus interest thereon, and any disbursements made for the enforcement of this Mortgage and any remedies hereunder, payment of taxes, special

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assessments, utilities or insurance on the Property and interest on such disbursements and all disbursements by Mortgagee pursuant to applicable law (all such indebtedness being hereinafter referred to as the maximum amount secured hereby). This Mortgage shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law. Mortgagor acknowledges and intends that all such advances, including future advances whenever hereafter made, shall be secured by the lien of this Mortgage, as provided in Section 15-1302(b)(1) of the Act. Mortgagor covenants and agrees that this Mortgage shall secure the payment of all loans and advances made as of the date hereof or at any time in the future, and whether such future advances are obligatory or are to be made at the option of Mortgagee or otherwise (but not advances or loans made more than 20 years after the date hereof), to the same extent as if such future advances were made on the date of the execution of this Mortgage and although there may be no advances made at the time of the execution of this Mortgage and although there may be no other indebtedness outstanding under the Loan Documents at the time any advance is made. The lien of this Mortgage shall be valid as to all such obligations, including future advances, from the time of its filing of record in the office of the Recorder of Deeds of the County in which the Property is located. The total amount of the obligations secured hereby may increase or decrease from time to time. This Mortgage shall be valid and shall have priority over all subsequent liens and encumbrances, including any statutory liens except taxes and assessments levied on the Property or such other liens that shall have priority by operation of law, to the extent of the maximum amount secured hereby.

8.14    Mortgagee's Lien for Service Charge and Expenses. At all times, regardless of whether any Loan proceeds have been disbursed, this Mortgage secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Mortgagee not to exceed the maximum amount secured hereby.

8.15    WAIVER OF TRIAL BY JURY. MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS MORTGAGE, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF MORTGAGOR OR MORTGAGEE. MORTGAGOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. MORTGAGOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN, ENTER INTO THIS MORTGAGE AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.16    Inconsistencies. In the event of any inconsistency between this Mortgage and the Loan Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Loan Agreement shall be controlling.

8.17    UCC Financing Statements. Mortgagor hereby authorizes Mortgagee to file UCC financing statements to perfect Mortgagee's security interest in any part of the Property. In addition, Mortgagor agrees to sign any and all other documents that Mortgagee deems necessary in its sole discretion to perfect, protect, and continue Mortgagee's lien and security interest in the Property.

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8.18    Negation of Partnership. Nothing contained in the Loan Documents is intended to create any partnership, limited partnership, joint venture or association between Mortgagor and Mortgagee, or in any way make Mortgagor a co-principal with Mortgagor with reference to the Property, and any inferences to the contrary are hereby expressly negated.

8.19    Entire Agreement. THE LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AND AGREEMENT BETWEEN MORTGAGOR AND MORTGAGEE WITH RESPECT TO THE TRANSACTIONS ARISING IN CONNECTION WITH THE SECURED OBLIGATIONS AND SUPERSEDE ALL PRIOR WRITTEN OR ORAL UNDERSTANDINGS AND AGREEMENTS BETWEEN MORTGAGOR AND MORTGAGEE WITH RESPECT THERETO. MORTGAGOR HEREBY ACKNOWLEDGES THAT, EXCEPT AS INCORPORATED IN WRITING IN THE LOAN DOCUMENTS, THERE ARE NOT, AND WERE NOT, AND NO PERSONS ARE OR WERE AUTHORIZED BY MORTGAGEE TO MAKE, ANY REPRESENTATIONS, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES, ORAL OR WRITTEN, WITH RESPECT TO THE TRANSACTION WHICH IS THE SUBJECT OF THE LOAN DOCUMENTS.

8.20    Construction Mortgage. Intentionally deleted.

8.21    State of Illinois Provisions. The provisions of this Section 8.21 are an integral part of this Mortgage and to the extent of any conflict between the provisions of this Section 8.21 and any of the other provisions of this Mortgage, the provisions of this Section 8.21 shall control:

(a)         Business Loan. The proceeds of the indebtedness secured hereby referred to herein shall be used solely for business purposes and in furtherance of the regular business affairs of Mortgagor, and the entire principal obligation secured by this Mortgage constitutes (i) a "business loan" as that term is defined in, and for all purposes of, 815 ILCS 205/4(1)(c), and (ii) a "loan secured by a mortgage on real estate" within the purview and operation of 815 ILCS 205/4(1).

(c)         Illinois Mortgage Foreclosure Law. It is the express intention of Mortgagor and Mortgagee that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Illinois Mortgage Foreclosure Law (the "Act"), 735 ILCS 5/15-1101 et seq., and with respect to such Act, Mortgagor agrees and covenants that:

(i)    In the event any provision in this Mortgage shall be inconsistent with any provision of the Act, the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with the Act;

(ii)    If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of Mortgagor which are more limited than the rights that would otherwise be vested in Mortgagee under the Act in the absence of said provision, Mortgagee shall be vested with the rights granted in the Act to the full extent permitted by law;

(iii)    Mortgagor and Mortgagee shall have the benefit of all of the provisions of the Act, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as

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most recently existing prior to such repeal, as though the same were incorporated herein by express reference;

(iv)    Wherever provision is made in this Mortgage for insurance policies to bear mortgagee clauses or other loss payable clauses or endorsements in favor of Mortgagee, or to confer authority upon to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of the Mortgagee shall continue in the Mortgagee as judgment creditor or mortgagee until confirmation of sale;

(v)    In addition to any provision of this Mortgage authorizing the Mortgagee to take or be placed in possession of the Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in the possession of the Property or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for in Sections 15-1701, 15-1702, and 15-1703 of the Act;

(vi)    Mortgagor acknowledges that the Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act;

(vii)    Mortgagor hereby voluntarily and knowingly waives its statutory rights to reinstatement and redemption pursuant to 735 ILCS Section 5/15-1601(b);

(viii)    All advances, disbursements and expenditures made or incurred by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by the Mortgage, or the Loan Agreement or by the Act (collectively "Protective Advances"), shall have the benefit of all applicable provisions of the Act, including those provisions of the Act hereinbelow referred to:

(1)    all advances by Mortgagee in accordance with the terms of the Mortgage or the Loan Agreement to: (i) preserve, maintain, repair, restore or rebuild the improvements upon the Property; (ii) preserve the lien of the Mortgage or the priority thereof; or (iii) enforce the Mortgage, as referred to in Subsection (b)(5) of Section 5/15-1302 of the Act;

(2)    payments by Mortgagee of: (i) principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrances; (ii) real estate taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Property or any part thereof; (iii) other obligations authorized by the Mortgage; or (iv) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 5/15-1505 of the Act;

(3)    advances by Mortgagee in settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;

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(4)    reasonable attorneys' fees and other costs incurred: (i) in connection with the foreclosure of the Mortgage as referred to in Section 5/15-1504(d)(2) and 5/15-1510 of the Act; (ii) in connection with any action, suit or proceeding brought by or against the Mortgagee for the enforcement of the Mortgage or arising from the interest of the Mortgagee hereunder; or (iii) in preparation for or in connection with the commencement, prosecution or defense of any other action related to the Mortgage or the Property;

(5)    Mortgagee's fees and costs, including reasonable attorneys' fees, arising between the entry of judgment of foreclosure and the confirmation hearings as referred to in Section 5/15-1508(b)(1) of the Act;

(6)    expenses deductible from proceeds of sale as referred to in Section 5/15-1512(a) and (b) of the Act; and

(7)    expenses incurred and expenditures made by Mortgagee for any one or more of the following: (i) if the Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof; (ii) if Mortgagor's interest in the Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (iii) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or mortgagee takes possession of the Property imposed by Section 5/15-1704(c)(1) of the Act; (iv) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (v) payments deemed by Mortgagee to be required for the benefit of the Property or required to be made by the owner of the Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit or of affecting the Property; (vi) shared or common expense assessments payable to any association or corporation in which the owner of the Property is a member in any way affecting the Property; (vii) if the Loan secured hereby is a construction loan, costs incurred by Mortgagee for demolition, preparation for and completion of construction, as may be authorized by the applicable commitment, loan agreement or other agreement; (viii) payments required to be paid by Mortgagor or Mortgagee pursuant to any lease or other agreement for occupancy of the Property; and (ix) if the Mortgage is insured, payment of FHA or private mortgage insurance required to keep such insurance in force.

(ix)    All Protective Advances shall be so much additional indebtedness secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the rate of interest payable after default under the terms of the Notes; and

(x)    This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b)(5) of Section 5/15-1302 of the Act.

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(d)         Notes. The Note provides, among other things, for final payment of principal and interest under the Note, if not sooner paid or payable as provided therein, to be due no later than November 28, 2022 (subject, however, to extension as set forth in the Loan Agreement) and for an applicable interest rate of the greater of 4.50% per annum and the prime rate plus 1.25% per annum, compounded monthly, which Note is by this reference thereto being incorporated herein.

(e)         Additional Advances. This Mortgage secures payment of such additional sums with interest thereon which may hereafter be loaned to Mortgagor by Mortgagee or advanced under the any of the Loan Documents securing or evidencing the Loan, even though the aggregate amount outstanding at any time may exceed the original principal balance stated herein and in the Notes (provided, however, that the indebtedness secured hereby shall in no event exceed an amount equal to $5,000,000 plus interest thereon, and any disbursements made for the enforcement of this Mortgage and any remedies hereunder, payment of taxes, special assessments, utilities or insurance on the Property and interest on such disbursements and all disbursements by Mortgagee pursuant to applicable law..

(f)         Collateral Protection Act. Pursuant to the terms of the Collateral Protection Act (815 ILCS 180/1 et seq.), Mortgagor is hereby notified that:

"UNLESS MORTGAGOR PROVIDES MORTGAGEE WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS MORTGAGE, MORTGAGEE MAY PURCHASE INSURANCE AT MORTGAGEE'S EXPENSE TO PROTECT MORTGAGEE'S INTERESTS IN THE PROPERTY, WHICH INSURANCE MAY, BUT NEED NOT, PROTECT THE INTERESTS OF MORTGAGOR. THE COVERAGE PURCHASED BY MORTGAGEE MAY NOT PAY ANY CLAIM MADE BY MORTGAGOR OR ANY CLAIM MADE AGAINST MORTGAGOR IN CONNECTION WITH THE PROPERTY. MORTGAGOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY MORTGAGEE, BUT ONLY AFTER PROVIDING MORTGAGEE WITH EVIDENCE THAT MORTGAGOR HAS OBTAINED THE INSURANCE AS REQUIRED HEREUNDER. IF MORTGAGEE PURCHASES INSURANCE, THE MORTGAGOR WILL BE RESPONSIBLE FOR THE COSTS OF SUCH INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES IMPOSED IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE TOTAL OBLIGATION SECURED HEREBY. THE COSTS OF SUCH INSURANCE MAY BE GREATER THAN THE COST OF INSURANCE MORTGAGOR MAY BE ABLE TO OBTAIN FOR ITSELF."

(g)         Forbidden Entity. Mortgagor hereby certifies that it is not a “forbidden entity” as that term is defined in Section 22.6 of the Illinois Deposit of State Moneys Act, 15 ILCS 520/22.6; Public Act 094-0079.

(h)         Application of Proceeds. Notwithstanding anything contained in this Mortgage to the contrary, the proceeds of any foreclosure sale of the Property shall be distributed and

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applied in accordance with Section 15-1512 of the Act in the following order of priority: first, on account of all reasonable costs and expenses incident to the foreclosure proceedings or such other remedy, including all such items as are mentioned in Section 6.29(f) above; second, on account of all reasonable costs and expenses in connection with securing possession of the Property prior to such foreclosure sale, and the reasonable costs and expenses incurred by or on behalf of Mortgagee in connection with holding, maintaining and preparing the Property for sale, including all such items as are mentioned in Section 8.21(c)(viii) above; third, in satisfaction of all claims in the order of priority adjudicated in the foreclosure judgment or order confirming sale; and fourth, any remainder in accordance with the order of court adjudicating the foreclosure proceeding.

(i)         Miscellaneous. Notwithstanding anything in this Mortgage or any of the other Loan Documents to the contrary: (i) any exercise by Mortgagee of a power of sale pursuant to this Mortgage or any other of the Loan Documents shall be subject to, and shall be available only to the extent then permitted by, applicable law; (ii) the Act shall govern in all respects the requirements for appointment of a receiver and whether or not any notice is required as a condition thereto; and (iii) any violation by Mortgagor of the covenants set forth in Article 6 of this Mortgage prohibiting Accelerating Transfers without the prior written consent of Mortgagee shall constitute an Event of Default hereunder pursuant to Section 6.2 of this Mortgage, and in such instance Mortgagee shall have available to it the remedies set forth in this instrument (including, without limitation, the provisions of Section 6.3 above).

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EXECUTED as of the date first set forth above.

MORTGAGOR:

INNOVATIVE FOOD HOLDINGS, INC.,

a Florida corporation

By:

Samuel Klepfish, Chief Executive Officer

Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing – Signature Page

STATE OF ________             §
                                                §
COUNTY OF ________        §

The foregoing instrument was acknowledged before me this __ day of ______________, 2022, by Samuel Klepfish, the Chief Executive Officer of INNOVATIVE FOOD HOLDINGS, INC., a Florida corporation, on behalf of such entity.

(SEAL)                                                                                         Notary Public

My Commission Expires:

Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing – Signature Page

EXHIBIT A

Legal Description of Premises

THE NORTH 194.0 FEET OF THE SOUTH 630 FEET OF THE WEST 300 FEET OF THAT PART OF THE EAST

1/2 OF THE NORTHEST 1/4 OF SECTION 21, TOWNSHIP 39 NORTH, RANGE 12, EAST OF THE THIRD

PRINCIPAL MERIDIAN, LYING EAST OF AND ADJOINING THE EASTERLY RIGHT OF WAY LINE OF THE

INDIANA HARBOR BELT RAILROAD COMPMANY, IN COOK COUNTY, ILLINOIS.

Street Address of the Property: 2528 South 27th Avenue, Broadview, IL 60155

Permanent Index Number (PIN):

Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing – Exhibit A